Exhibit 99.2

FOR IMMEDIATE RELEASE Investors & Media: Julie D. Tracy Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Completes Acquisition of BioMimetic Therapeutics, Inc.

ARLINGTON, Tenn. – March 1, 2013 – Wright Medical Group, Inc. (NASDAQ: WMGI) today announced that it has completed its acquisition of BioMimetic Therapeutics, Inc. The transaction combines BioMimetic’s breakthrough biologics platform and pipeline with Wright’s established sales force and product portfolio, to further accelerate growth opportunities in Wright’s Extremities business.

Wright previously announced plans on November 19, 2012 to acquire BioMimetic Therapeutics, Inc. for an upfront purchase price of approximately $190 million in cash and stock plus additional milestone payments of up to approximately $190 million in cash, which are payable upon receipt of FDA approval of Augment® Bone Graft and upon achieving certain revenue milestones.

In conjunction with the closing the transaction, a total of approximately $42.5 million in cash will be paid, and approximately 7.0 million shares of Wright common stock and 28.1 million contingent value rights (CVRs) will be issued. The CVRs will be listed for trading on the Nasdaq Global Market under the symbol WMGIZ and are expected to begin trading on Monday, March 4, 2013. BioMimetic’s common stock has ceased trading on the Nasdaq Global Market as of March 1, 2013.

BioMimetic’s Augment® product line is based on recombinant human platelet-derived growth factor (rhPDGF-BB), a synthetic copy of one of the body’s principal healing agents. In June 2012, BioMimetic submitted a responsive PMA amendment responding to FDA’s request for additional information about the product, and the product is currently pending a final FDA regulatory decision, which is anticipated between April 2013 and January 2014. If approved, Augment® Bone Graft will be the first clinically proven protein therapeutic to come to the orthopedics market in a decade, offering the potential to reinforce surgical bone repair in hindfoot and ankle fusion procedures effectively, which translates into an estimated market opportunity believed to be approximately $300 million annually in the U.S. Augment® Bone Graft is currently available for sale as an alternative to autograft in Canada for foot and ankle fusion indications and in Australia and New Zealand for hindfoot and ankle fusion indications.

As a result of closing this transaction, the Company anticipates no change to its full-year 2013 net sales range of $485 million to $495 million. This transaction is anticipated to negatively impact earnings per share in the range of $0.32 to $0.34 per diluted share, resulting in anticipated full-year 2013 loss per share including stock-based compensation for the combined company of $(0.26) to $(0.34) per diluted share, based on approximately 47.0 million shares outstanding, and free cash flow in the range of $0 million to $5 million.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company that specializes in the design, manufacture and marketing of devices and biologics for extremity, hip and knee reconstruction and is the recognized leader of surgical solutions for the foot and ankle market. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current view of future performance, results, and trends. Forward looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. In addition to those described below, forward looking statements contained in this press release include, without limitation, statements concerning the expected benefits of the acquisition of BioMimetic Therapeutics, Inc., including statements about the possibility of FDA approval of Augment Bone Graft, statements regarding market acceptance of, and expected annual market demand for Augment Bone Graft, and statements regarding the expected impact of the transaction on Wright’s adjusted EBITDA and other financial results. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. In addition to those described above, risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: the failure to realize the anticipated benefits from the acquisition of BioMimetic or any delay in realization thereof, future actions of the United States Attorney’s office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers, and on our ability to deliver timely and effective medical education, clinical studies, and new products.

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